Exhibit (c)(3)

CONFIDENTIAL
Project Olympic Discussion Materials
Goldman, Sachs & Co. August 25, 2004

Confidencial CONFIDENTIAL
TABLE OF CONTENTS
I. Scott Trading Information
II. Sellside Research Valuation Views
III. Preliminary Benchmarking Analysis of Major Cable Players
IV. Comparison of Scott Projections to Sellside Research Views
V. Scott Shareholder Analysis VI. Preliminary Credit Perspectives
Appendix A: Minority Buyout Premium Analysis

CONFIDENTIAL
I. Scott Trading Information
Scott Trading Information1

CONFIDENTIAL
Scott Trading Information
Scott Stock Price Performance Spread and Trading Volume Analysis Change from Daily Cum. Cum. as
$34 02-Aug-2004 35,000 Previous Day: Trading Trading % of Peter publicly announces Vol. (m) Vol. (m) Float its proposal to acquire (0.3)% 23-Aug $0.92 / 2.9% 1.2 85.3 35.7% 38% public $33 stake in Scott for $32 in cash per share 0.6% 20-Aug $1.02 / 3.2% 0.9 84.1 35.2% 30,000 (0.7)% 19-Aug $0.84 / 2.6% 1.6 83.2 34.8% $32 0.8% 18-Aug $1.05 / 3.3% 1.5 81.6 34.1% 25,000 Current Peter Offer 0.3% 17-Aug $0.78 / 2.4% 1.6 80.1 33.5% $31 17-Aug-2004 0.6% 16-Aug $0.67 / 2.1% 1.8 78.6 32.8%
02-Aug-2004 Special Committee Moody’s places Peter
announces 20,000 13-Aug $30 and Scott Ratings on (0.2)% $0.48 / 1.5% 2.1 76.7 32.1%
engagement of review for potential Goldman Sachs and downgrade 12-Aug
Fried Frank to (0.2)% $0.55 / 1.7% 5.1 74.6 31.2% evaluate Peter’s Volume (000) $29 prosposal (0.6)% 11-Aug $0.60 / 1.9% 2.4 69.5 29.1% Closing Price (USD) 15,000 (0.0)% 10-Aug $0.80 / 2.5% 5.8 67.1 28.0% $28 (1.1)% 9-Aug $0.81 / 2.5% 6.1 61.3 25.6% 10,000 (0.3)% 6-Aug $1.15 / 3.6% 4.3 55.3 23.1% $27 29-Jul-2004 Scott announces 2Q04 5-Aug (0.0)% $1.25 / 3.9% 3.9 51.0 21.3% earnings. Net income declines 42% from 5,000 a year ago, but (0.3)% 4-Aug $1.26 / 3.9% 6.8 47.1 19.7% $26 revenues rise 12% 0.6% 3-Aug $1.35 / 4.2% 11.5 40.3 16.9% $25 0 2-Aug $1.16 / 3.6% 28.8 28.8 12.0% 01-Jul-2004 15-Jul-2004 29-Jul-2004 12-Aug-2004 $0.00 $0.50 $1.00 $1.50 Daily from 1-Jul-2004 to 23-Aug-2004
Source: FactSet Scott Trading Information2

CONFIDENTIAL Scott Trading Information Annotated Stock Price Graph
$39 35,000
02-Aug-2004 11-Feb-2004 Moody’s places Peter and Scott 15-Dec-2004 Comcast announces Ratings on review for potential Scott launches bid for Disney downgrade 4-Nov-2003 $37 Moody’s upgrades VoIP service 30,000 Scott debt rating to 12-Feb-2004 02-Aug-2004 “stable” Scott announces Peter announces proposal FY2003 results. to acquire 38% public stake Reports 4Q net loss in Scott for $32 in cash per $35 Current Peter of $0.02 per share share 25,000 Offer 28-Apr-2004 Comcast withdraws
29-Jul-2004 bid for Disney $33 Scott announces 20,000 2Q04 earnings. Net income declines 42% from 25-Feb-2004 a year ago, but $31 Adelphia announces revenues rise 12% 15,000 6-Oct-2003 11-Dec-2003 plan of Volume (000) Scott announces Scott announces reorganization
Closing Price (USD) that it may drop
that it sees 2004 ESPN revenues rising by
22-Apr-2004
$29 12% 10,000
29-Oct-2003 Adelphia announces Scott announces sale process
3Q03 results. Posts 29-Apr-2004 loss of $0.35 per Scott announces share but revenues up 1Q04 earnings. $27 09-Jul-2004 5,000 15% from a year ago Profit 100% higher than a year ago and Scott announces $1.1 bn revenues rise 13% credit facility to replace existing $900mm facility $25 0 22-Aug-2003 31-Oct-2003 09-Jan-2004 19-Mar-2004 28-May-2004 06-Aug-2004
Daily from 22-Aug-2003 to 23-Aug-2004 Volume Close Source: FactSet, press releases, and Factiva news run Scott Trading Information3

CONFIDENTIAL
Scott Trading Information Historical Stock Price Charts
1 Month 3 Months
$34 35,000 $34 35,000 Current Current $33 Peter Offer 30,000 $33 Peter Offer 30,000 $32 $32 25,000 25,000 $31 $31 $30 20,000 $30 20,000 $29 15,000 $29 15,000 $28 $28 10,000 Volume (000) 10,000 Volume (000) Closing Price (USD) $27 Closing Price (USD) $27 $26 5,000 $26 5,000 $25 0 $25 0 23-Jul-2004 03-Aug-2004 12-Aug-2004 23-Aug-2004 21-May-2004 21-Jun-2004 20-Jul-2004 18-Aug-2004 Daily from 23-Jul-2004 to 23-Aug-2004 Daily from 21-May-2004 to 23-Aug-2004 Volume Close Volume Close 6 Months 1 Year $34 35,000 $39 35,000 Current $33 30,000 $37 30,000 Peter Offer $32 25,000 $35 25,000 $31 20,000 $33 20,000 $30 $29 15,000 $31 Current 15,000 $28 $29 Peter Offer 10,000 Volume (000) 10,000 Volume (000) $27 Closing Price (USD) $27 5,000 Closing Price (USD) $26 5,000 $25 0 $25 0 22-Aug-2003 19-Dec-2003 16-Apr-2004 13-Aug-2004 23-Feb-2004 19-Apr-2004 14-Jun-2004 09-Aug-2004
Daily From 22-Aug-2003 to 23-Aug-2004 Daily from 23-Feb-2004 to 23-Aug-2004 Volume Close Volume Close

Source: FactSet Scott Trading Information 4 CONFIDENTIAL
Scott Trading Information Shares Traded at Various Prices
36,000
12,000 50,000
30,000 10,000
40,000 24,000 8,000 30,000 18,000 Volume (000) 6,000 Volume (000) 20,000 12,000 Volume (000)
4,000
6,000 10,000 2,000 0 0 0 32.40 32.5032.6032.7032.8032.9033.0033.1033.2033.30
27.40 27.60 27.80 28.00 28.20 28.40 28.60 28.8027.00 27.75 28.50 29.25 30.00 30.75 31.50 32.25 to to to to to to 32.49 Daily from 02-Aug-2004 to 23-Aug-2004 33.40 27.59 Daily from 30-Jun-2004 to 30-Jul-2004 29.0027.74 Daily from 30-Apr-2004 to 30-Jul-2004 33.00 Weighted Average Price: 32.58 USD Weighted Average Price: 27.97 USD Weighted Average Price: 29.31 USD Total Shares Traded as Percent Total Shares Traded as Percent Total Shares Traded as Percent of Shares Outstanding: 14.11% of Shares Outstanding: 7.89% of Shares Outstanding: 20.10%
6 Months Prior to Offer 1 Year Prior to Offer
60,000 150,000 50,000 125,000 40,000 100,000 30,000 Volume (000) 75,000 Volume (000) 20,000 50,000 10,000 25,000
0 0 27.00 28.00 29.00 30.00 31.00 32.00 33.00 34.00 27.00 28.25 29.50 30.75 32.00 33.25 34.50 35.75 to to to to 27.99 Daily from 30-Jan-2004 to 30-Jul-2004 35.00 28.24 Daily from 30-Jul-2003 to 30-Jul-2004 37.00 Weighted Average Price: 30.75 USD Weighted Average Price: 31.97 USD
Total Shares Traded as Percent Total Shares Traded as Percent of Shares Outstanding:
39.06% of Shares Outstanding: 71.99%
Source: FactSet Scott Trading Information5

CONFIDENTIAL
Scott Trading Information Shares Traded at Various Prices
3 Years Prior to Offer 4 Years Prior to Offer
350,000 350,000 300,000 300,000 250,000 250,000 200,000 200,000 150,000 Volume (000) 150,000 Volume (000) 100,000 100,000 50,000 50,000 0 0 20.00 22.00 24.00 26.00 28.00 30.00 32.00 34.00 36.00 38.00 40.00 42.00 20.00 22.00 24.00 26.00 28.00 30.00 32.00 34.00 48.00 36.00 38.00 40.00 42.00 44.00 46.00 to to to to 21.99 Daily from 30-Jul-2001 to 30-Jul-2004 44.00 21.99 Daily from 28-Jul-2000 to 30-Jul-2004 50.00
Weighted Average Price: 31.47 USD Weighted Average Price: 33.02 USD
Total Shares Traded as Percent Total Shares Traded as Percent of Shares Outstanding: 217.24% of Shares Outstanding: 256.94% 5 Years Prior to Offer 10 Years Prior to Offer
750,000 600,000 600,000 500,000 400,000 450,000 300,000 Volume (000) 300,000 Volume (000) 200,000 150,000 100,000 0 0 20.00 25.00 30.00 35.00 40.00 45.00 50.00 55.00 7.00 11.00 15.00 19.00 23.00 27.00 31.00 35.00 39.00 43.00 47.00 51.00 55.00 to to to to 24.99 Daily from 30-Jul-1999 to 30-Jul-2004 60.00 10.99 Daily from 20-Jul-1995 to 30-Jul-2004 59.00 Weighted Average Price: 34.09 USD Weighted Average Price: 30.09 USD Total Shares Traded as Percent Total Shares Traded as Percent
of Shares Outstanding: 285.91% of Shares Outstanding: 390.78% Source: FactSet Scott Trading Information 6

CONFIDENTIAL
Scott Trading Information One-Year Stock Price Performance
140% Peter 150% Peter Undisturbed Offer Offer (30-Jul-04) Current 140% Scott (17.2)% (1.1)% 130% RBOC 8.2% 9.2 % Satellite (5.3)% 0.0%
130%
Media (2.0)% (2.3)% S&P 500 10.9% 10.3% 120% 120%
110% 110% S&P 500 100% Scott RBOC [1] ComcastIndexed Prices Satellite [2] Indexed Prices 90% Cablevision 100% Scott 80%
Undisturbed Charter (30-Jul-04) Current 70% 90% Media [3] Scott (17.2)% (1.1)% Comcast (3.9)% (2.5)% 60% Cablevision (12.7)% (9.0)% Charter (22.4)% (23.9)%
80% 50% Aug-2003 Nov-2003 Feb-2004 May-2004 Aug-2004 Aug-2003 Nov-2003 Feb-2004 May-2004 Aug-2004 Daily from 22-Aug-2003 to 23-Aug-2004 Daily from 22-Aug-2003 to 23-Aug-2004
ScottComcast Cablevision Charter Scott RBOC SatelliteMediaS&P 500
1 RBOC Index includes BLS, SBC, and VZ. 2 Satellite Index includes DTV and DISH. 3 Media Index includes DIS and VIA. Scott Trading Information7

CONFIDENTIAL
Scott Trading Information Three-Year Stock Price Performance
Scott vs. Cable Peers Scott vs. Sector Indexes
140% Undisturbed 140% Undisturbed Peter (30-Jul-04) Current Peter (30-Jul-04) Current Offer Offer Scott (31.1)% (17.7)% Scott (31.1)% (17.7)% 120% Comcast (25.8)% (24.7)% RBOC (31.4)% (30.7)% Cablevision (63.4)% (61.9)% Satellite (8.1)% (1.3)%
120%
Charter (84.8)% (85.1)% Media (14.3)% (14.4)% 100% S&P 500 (16.1)% (15.7)%
Satel
lite [2] 100% Scott 80% S&P 500 Comcast Media [3] Indexed Prices 60% Indexed Prices 80%
Scott
40% Cablevision RBOC [1]
60% 20% Charter
0% 40% Aug-2001 May-2002 Feb-2003 Nov-2003 Aug-2004 Aug-2001 May-2002 Feb-2003 Nov-2003 Aug-2004
Daily from 23-Aug-2001 to 23-Aug-2004 Daily from 23-Aug-2001 to 23-Aug-2004
ScottComcast Cablevision Charter Scott RBOC SatelliteMediaS&P 500
1 RBOC Index includes BLS, SBC, and VZ. 2 Satellite Index includes DTV and DISH. 3 Media Index includes DIS and VIA. Scott Trading Information8

CONFIDENTIAL
Scott Trading Information Five-Year Stock Price Performance
Scott vs. Cable Peers Scott vs. Sector Indexes
350% 200% Undisturbed
Undisturbed Peter Peter (30-Jul-04) Current Offer (30-Jul-04) CurrentOffer 180% Scott (25.2)% (10.7)% Scott (25.2)% (10.7)% 300% Comcast (13.7)% (12.4)% RBOC (44.1)% (43.5)% 160% Cablevision (72.5)% (71.4)% Satellite 16.9% 26.5 % Charter (86.4)% (86.7)% Media (20.4)% (19.9)% 250% 140% S&P 500 (8.0)% (7.5)%
120% 200%
100%
Scott Indexed Prices 150% Indexed Prices 80% Comcast Satellite [2]
60% 100% Scott S&P 500 40% Media [3] 50% RBOC [1] 20% Cablevision Charter 0% 0%
Aug-1999 Aug-2000 Aug-2001 Aug-2002 Aug-2003 Aug-2004 Aug-1999 Jun-2000 Apr-2001 Feb-2002 Dec-2002 Oct-2003 Aug-2004
Daily from 23-Aug-1999 to 23-Aug-2004 Daily from 23-Aug-1999 to 23-Aug-2004
ScottComcast Cablevision Charter Scott RBOCSatelliteMediaS&P 500
1 RBOC Index includes BLS, SBC, and VZ. 2 Satellite Index includes DTV and DISH. 3 Media Index includes DIS and VIA. Scott Trading Information 9

`CONFIDENTIAL
Scott Trading Information Liquidity Analysis (Shares in millions)
Scott Volume Analysis 3 Months 6 Months 1 Year
Since Prior to Prior to Prior to Offer Offer Offer Offer Average Daily Volume 5.33 1.93 1.86 1.70 % of Class A Shares 0.9% 0.3% 0.3% 0.3% % of Public Float 2.2% 0.8% 0.8% 0.7% Total Shares Traded 85.34 121.60 244.27 447.86 % of Class A Shares 14.1% 20.1% 40.4% 74.1% % of Public Float 35.7% 50.9% 102.3% 187.6% Average Price $32.92 $29.59 $30.93 $32.23 Volume Weighted $33.05 $29.31 $30.75 $31.97 Average Price
Liquidity Comparison1
10
Comcast 0.4% 8 Scott (Since Offer) 2.2%
6 Charter 1.8%
EchoStar 4 1.5% Scott
Average Daily Volume (Undisturbed) 0.8%
DTV
2 0.2%
Cablevision 0.6% Mediacom 0.8% Insight 0.7% 0
05001,000 3,000
Public Float
Source: FactSet 1Data points’ size is relative to market capitalization. Percentages represent the average daily trading volume divided by the public float.
Scott Trading Information 10

CONFIDENTIAL
II. Sellside Research Valuation Views
SELLSIDE RESEARCH VALUATION VIEWS 11

CONFIDENTIAL
Sellside Research Valuation Views Selected Research Estimates
Revenue EBITDA
Broker Analyst Date Rating Price Target FY Dec 2004 FY Dec 2005 FY Dec 2006 FY Dec 2004 FY Dec 2005 FY Dec 2006 Goldman, Sachs & Co. Rosenstein 02-Aug-2004 Hold N/A $6,431 $7,043 $7,626 $2,436 $2,702 $2,964 A.G. Edwards and Sons Kupinski 30-Jul-2004 Buy NA 6,473 7,239 N/A 2,444 2,752 N/A Banc of America Securities Shapiro 30-Jul-2004 Strong Buy N/A 6,417 7,026 N/A 2,450 2,744 2,979 Barrington Research Goss 02-Aug-2004 Sell 44 6,495 7,304 N/A 2,499 2,870 N/A Bear, Stearns & Co. Katz 02-Aug-2004 Hold 42 6,477 7,168 N/A 2,435 2,751 N/A Bernstein & Co. Moffett 31-Jul-2004 Hold 35 6,443 7,140 7,873 2,469 2,810 3,138 Blaylock & Partners Mitchell 14-Jul-2004 Hold 40 6,423 7,130 N/A N/A N/A N/A Calyon Securities Mesniaeff 31-Jul-2004 Hold 33 6,443 7,135 7,739 2,433 2,742 3,034 CIBC World Markets Corp. Carr 02-Aug-2004 Buy 36 6,468 N/A N/A 2,451 N/A N/A Credit Suisse First Boston Warner 03-Aug-2004 Hold 32 6,423 6,965 7,446 2,436 2,656 2,835 Davenport & Co. of VA Johnstone 06-Aug-2004 Sell N/A 6,400 N/A N/A N/A N/A N/A Deutsche Bank Mitchelson 04-May-2004 Hold 32 6,450 6,936 7,402 2,428 2,654 2,854 Friedman, Billings, Ramsey Bezoza 03-Aug-2004 Strong Buy 38 6,464 7,228 7,974 2,434 2,785 3,144 Fulcrum Global Greenfield 31-Jul-2004 Hold N/A 6,463 7,118 N/A N/A N/A N/A J.P. Morgan Bazinet 04-Aug-2004 Hold N/A 6,460 7,132 N/A 2,454 2,743 N/A Janco Partners Harrigan 31-Jul-2004 Strong Buy 39 6,452 7,191 N/A 2,417 2,682 N/A Kaufman Bros Roberts 10-Aug-2004 Strong Buy 32 6,468 7,139 7,700 2,402 2,680 2,921 Legg Mason Wood Walker Zito 30-Jul-2004 Hold N/A 6,434 7,031 N/A N/A N/A N/A Lehman Brothers Jayant 30-Jul-2004 N/A N/A 6,439 N/A N/A 2,435 2,668 2,923 Morgan Stanley Bilotti 30-Jul-2004 Buy 41 6,446 7,131 N/A 2,449 2,729 N/A Prudential Equity Group Styponias 31-Jul-2004 Hold 37 6,455 7,115 7,681 2,428 2,723 N/A RBC Capital Markets Atkin 30-Jul-2004 Hold 34 6,446 7,126 N/A 2,439 2,651 N/A Schwab Soundview Hill 02-Aug-2004 Hold 33 6,442 7,032 7,503 2,446 2,677 2,837 SG Cowen Singer 05-Aug-2004 N/A N/A 6,458 7,085 7,608 2,451 2,742 2,990 Smith Barney Citigroup Gupta 03-Aug-2004 Hold 34 6,430 N/A N/A NA NA NA Stifel Nicolaus & Co. Henderson 31-Jul-2004 Buy 45 6,456 7,137 7,904 N/A N/A N/A Sturdivant & Co. Schleinkofer 31-Jul-2004 Hold N/A 6,459 7,160 7,742 2,439 2,782 3,066 Thomas Weisel Partners Zachar 30-Jul-2004 N/A N/A 6,471 7,105 7,629 2,454 2,718 2,941 Tradition Asiel Securities Shim 30-Jul-2004 Strong Buy N/A 6,436 7,096 7,692 2,445 2,714 2,994 UBS Bourkoff 03-Aug-2004 Hold 30 6,443 7,055 N/A 2,426 2,708 N/A Wachovia Securities Wlodarczak 29-Jul-2004 Strong Buy 43-45 6,451 7,075 7,657 2,455 2,753 3,016 IBES Median $6,450 $7,126 $7,687 $2,444 $2,735 $2,984
Source: Wall Street Research
Sellside Research Valuation Views 12

CONFIDENTIAL

Sellside Research Valuation Views

Overview of Analyst Ratings

Scott

Analyst Ratings


Sell
9%
Buy
19%
Strong
Buy
19%
Hold
53%

Analyst Price Targets


$41 and
Above
26%
$32 and
Below
21%
$36-$40
26%
$33-$35
26%

Current Price = $32.92

Comcast

Analyst Ratings


Buy
29.4%
Hold
41.2%
Strong Buy
29.4%

Analyst Price Targets


$30 and Below
5.3%
$41 and
Above
15.8%
$31-$35
36.8%
$36-$40
42.1%

Current Price = $27.82

Cablevision

Analyst Ratings


Sell
14.3%
Buy
14.3%
Hold
42.9%
Strong Buy
28.6%

Analyst Price Targets


$29 and
Above
27%
$20 and
Below
27%
$25-$28
13%
$21-$24
33%

Current Price = $18.20

Source: Wall Street Research; Bloomberg
Note: For Comcast and Cablevision, data reflects most recent ratings and price targets (per Bloomberg).

Sellside Research Valuation Views 13

CONFIDENTIAL
Sellside Research Valuation Views Selected Research Commentary
Research Comments on Scott Operating Performance Research Comments on Peter Offer
# “Scott had another quarter of strong revenue growth and EBITDA growth and further # “Our downgrade is purely reflective of the proximity of Scott’s stock price to the expanded margins.” Peter take-out bid, and our view that Peter will not raise its price substantially beyond its initial $32 offer and that no third-party bidder will emerge.” – Richard Bilotti, Morgan Stanley, 29-Jul-2004 – Douglas Mitchelson, Deutsche Bank,
3-Aug-2004 # “Scott continues to grow customer relationships, up 1.8% over the last twelve months. Bundling remains a key strategy. 29% of video customers subscribe to a # “This offer must be approved by the Special Committee set up by Scott’s board of two-product bundle up from 24% last year. Bundled customers not only generate a directors. Given that the stock is now trading above the tender offer of $32, we much higher return than video only customers but also have significantly lower believe it is very unlikely that this deal gets done at $32 per share. This process churn.” could take several months to complete.”
– Doug Colandrea, Bear Stearns, 30-Jul-2004 – Richard Bilotti, Morgan Stanley, 2-Aug-2004
# “The numbers beat all our financial estimates and most of our customer estimates # “We do not believe $32 is enough for Scott. If Peter is willing to pay $32 for a non-except basic sub net adds. Highlights include: digital net adds of 60k (vs. our 43k control piece of equity, they must consider Scott’s total equity to be worth estimate), data net adds of 98k (vs. our 90k estimate), telephone net adds of 66k materially more than that, in our view. The $32 bid puts Scott’s valuation right (vs. our 46k estimate), and OCF growth of 16% vs. our 10.7% estimate.” around where it was just before the Comcast February bid for Disney drove down the cable group’s valuation. Since the board presumably considered Scott’s – Thomas Eagan, Oppenheimer & Co, 30-Jul-2004 February valuation to be too low, we believe buying out the public on what amounts to a trailing valuation would be a bargain, from Peter’s point of view. Our # “Scott reported mixed 2Q results today, with weaker than expected subscriber published price target is $42 for year-end 2004, or $4,400 per subscriber.” metrics and revenue, but stronger EBITDA. The overall theme looks very similar to reports from Comcast and Time Warner Cable yesterday: solid financial results but – Raymond Lee Katz, Bear Stearns, 2-Aug-2004 subscriber trends weaker than seasonality trends would suggest. We attribute much of this to DBS impact. Contrary to current trends, however, we expect MSOs to gain # “Given Peter’s controlling interest and the lack of leverage by shareholders, we do strength relative to DBS in the coming 12 months for the first time. We believe Scott not expect the offer to increase significantly and we recommend selling into is well positioned to take advantage of this competitive shift.” strength in the stock price. The Board may ultimately negotiate Peter to a slightly higher price, however, Peter could also walk away from the deal if it does not – Cannon Carr, CIBC World Markets, 30-Jul-2004 come to an agreement with the Board, which would send the stock back down.”
– Lara Warner, CSFB, 2-Aug-2004
# “Both valuation and strategic reasons exist that likely led Peter to choose the LBO route. By proposing a LBO of Scott, Peter implies that it finds current valuations attractive and is being opportunistic given the recent weakness in the cable stocks.”
– Aryeh Bourkoff, UBS, 3-Aug-2004
Sellside Research Valuation Views 14

CONFIDENTIAL

Goldman Sachs

Sellside Research Valuation Views

Public Commentary on Scott by Peter

Source	Comments
Associated Press *Augusta Chronicle* *03-Aug-2004*	■ "Peter spokesman Bob Jimenez would not discuss the stock price's movement or its effects on plans to buy the publicly held stock, saying only, 'We are known for being disciplined, prudent buyers. We believe we can reach an agreement.'"
Associated Press *Augusta Chronicle* *03-Aug-2004*	■ "'We think it's fair based on our assessment of today's marketplace,' Mr. Jimenez said. 'We really feel this is a chance for Peter's investors to make a substantial additional investment in an asset we know really well.'"
Associated Press *Augusta Chronicle* *03-Aug-2004*	■ "Peter Chairman and CEO Jim Kennedy told the board of directors in a Sunday letter that his company hopes to purchase 90 percent of Scott's Class A common shares through the tender offer. 'We anticipate acquiring any shares not purchased in the tender through a merger,' Mr. Kennedy wrote."
Associated Press *Augusta Chronicle* *03-Aug-2004*	■ "In his letter, Mr. Kennedy indicated that focusing on short-term results in such a competitive industry hinders Scott in achieving its business objectives."
Washington Post *03-Aug-2004*	■ "'The competitive demands of the cable industry when balanced against the need for a public company to be vigilant with respect to short-term results have convinced us that private ownership of this business is desirable and will assist (Scott) in attaining its business objectives,' Kennedy wrote in a letter to board members. The board approved the bid for the publicly held shares of Scott during a special meeting on Sunday."
New York Times *02-Aug-2004*	■ "'Our proposal represents an excellent opportunity for Scott's shareholders, giving them the ability to receive a meaningful premium to recent trading values,' James C. Kennedy, chairman and chief executive of Peter, said in a statement scheduled to be released today. 'For Peter's investors this is a chance to make a substantial additional investment in an asset we know well. An increasingly competitive environment convinces us that future investments in the cable industry are best made through a private company structure,' the statement said."
Cable World *02-Dec-2002*	■ "James Cox Kennedy, chairman of Scott and Peter, doesn't fault his management team. During an e-mail interview, Kennedy wrote, 'While we are not pleased with our stock price, we are pleased with the operating performance of Scott. I have always believed strongly in cable, but when I first became CEO there was some pressure to sell cable, obviously, not enough to make us do so. And, we are delighted we stuck it out.'"
Associated Press *AP Newswires* *24-Jan-2002*	■ "'The proceeds will be used to retire debt and also to put us in a position where we're able to pursue future growth opportunities,' said Brian Farley, a spokesman for Scott's parent, Peter 'We like to have a strong balance sheet.'" – Regarding Bill Gates' foundation purchase of $500 million in Scott shares

Sellside Research Valuation Views 15

CONFIDENTIAL

Goldman Sachs

Sellside Research Valuation Views

Research Perspective on Cable Industry

Cable vs. Satellite

(in 000's)	3Q 03	4Q 03	1Q 04	2Q 04
Basic Subscribers	63,749	63,624	63,537	63,516
Sequential Growth	0.0%	(0.2)%	(0.1)%	0.0%
Digital Subscribers	21,446	22,332	22,992	23,505
Sequential Growth	5.2%	4.1%	3.0%	2.2%
Total Cable Subscribers[1]	85,195	85,956	86,529	87,021
Sequential Growth	1.2%	0.9%	0.7%	0.6%
Satellite Subscribers[2]	20,935	21,630	22,424	22,996
Sequential Growth	2.8%	3.3%	3.7%	2.6%

Cable vs. RBOCs

(in 000's)	3Q 03	4Q 03	1Q 04	2Q 04
Cable Modem Subscribers	14,434	15,522	16,625	17,607
Sequential Growth	9.5%	7.5%	7.1%	5.9%
DSL Subscribers[3]	7,167	7,933	8,987	9,782
Sequential Growth	20.9%	10.7%	13.3%	8.8%

Research Commentary

- "Under our base-case forecasts, we estimate that the intrinsic values of the cable and DBS stocks are 40-50% above current trading levels"
  – *Richard Bilotti, Morgan Stanley, 9-Jul-2004*
- "We believe the continued use of an aggressive pricing strategy by the DBS players could hamper unit growth and pressure cash flow margins for the cable MSOs"
  – Niraj Gupta, Citigroup, 18-Jul-2004
- "After reflection on the recent earnings and underlying weaker video trends reported by the top 3 cable operators, Comcast, TWX, and Scott, we have taken a more conservative stance on video sub & ARPU growth. With roughly 60% of cable subs still analog, DBS competition continues to aggressively target cable's unbundled subs in the near-term"
  – *Aryeh Bourkoff, UBS, 6-Aug-2004*
- "Cable telephony is a significant threat, and will almost certainly take a significant amount of market share from the RBOCs"
  – *Frank Governali, Goldman Sachs, 16-Apr-2004*
- "The market is clearly worried that the cable and DBS sector is at the beginning of a new capital spending cycle… we expect that capex in the cable sector will average $150-$160 per subscriber over the next five years"
  – *Richard Bilotti, Morgan Stanley, 9-Jul-2004*

Source: Wall Street Research (Morgan Stanley, 7/9/04)
[1] *Consists of Adelphia, Cablevision, Charter, Comcast, Scott, Insight, Time Warner Cable and others.*
[2] *Consists of Echostar and DirecTV.*
[3] *Consists of BellSouth, SBC, Verizon and Qwest.*

Sellside Research Valuation Views 16

CONFIDENTIAL

Goldman Sachs

Sellside Research Valuation Views

Historical Cable Sector Valuation

Historical Forward Trading EBITDA Multiples


Historical 1-Year Forward EBITDA Multiples
18.0x
16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
4Q 1996
1Q 1997
2Q 1997
3Q 1997
4Q 1997
1Q 1998
2Q 1998
3Q 1998
4Q 1998
1Q 1999
2Q 1999
3Q 1999
4Q 1999
1Q 2000
2Q 2000
3Q 2000
4Q 2000
1Q 2001
2Q 2001
3Q 2001
4Q 2001
1Q 2002
2Q 2002
3Q 2002
4Q 2002
1Q 2003
2Q 2003
3Q 2003
4Q 2003
1Q 2004
2Q 2004
Current
7.1x
6.4x
6.8x
7.4x
9.1x
10.2x
10.9x
12.4x
15.0x
15.5x
15.1x
15.3x
16.0x
12.4x
12.1x
11.5x
13.2x
15.2x
14.2x
14.5x
15.0x
13.7x
8.4x
8.9x
9.9x
10.7x
11.0x
10.5x
10.0x
10.0x
9.9x
10.1x
1Q 1997 Microsoft invests $1bn in Comcast
2Q 1999 AT&T acquires MediaOne in a transaction valued at $61bn
Jan 1998 Vestar makes initial investment in Insight
2Q 1999 Microsoft invests $5bn in AT&T
1Q 2000 AOL acquires Time Warner in a transaction valued at $165bn
Jun 2001 Vestar sells approximately half of its stake in Insight
1Q 2002 Concerns over leverage for several MSOs place downward pressure on valuation multiples
4Q 2001 Comcast and AT&T Broadband agree to merge in a transaction valued at $72bn
2Q 2002 In the second quarter of 2002 the Adelphia accounting scandal and bankruptcy, Cablevision's liquidity concerns, and questions about accounting at Charter continue to pressure valuations
3Q 2002 Reorganization of TWE
4Q 2002 NBC's acquisition of Bravo
1Q 2004 Comcast bids on Disney
3Q 2004 Peter announces proposal to acquire 38% public stake in Scott for $32.00 in cash per share

Source: GS Research

Note: Based on volume weighted average share price over each quarter. Composite multiples reflect mean of Comcast, Scott, Cablevision, Charter, Insight and Mediacom.

Sellside Research Valuation Views 17

CONFIDENTIAL
Sellside Research Valuation Views Scott Historical Operating Metrics
$400 $300 $200 $100 $0 $(100) $(200) $(300) $(400)
$(500) 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q
1998 1998 1998 1998 1999 1999 1999 1999 2000 2000 2000 2000 2001 2001 2001 2001 2002 2002 2002 2002 2003 2003 2003 2003 2004 2004
Scott EBITDA / Sub Scott (EBITDA-Capex) / Sub Scott FCF / Sub
Source: Wall Street Research
Sellside Research Valuation Views 18

CONFIDENTIAL
Sellside Research Valuation Views Scott Stock Price Performance vs. Quarterly FCF Generation
$60 $3,000
$50 $2,500 $40 $2,000 $30 $1,500 $20 $1,000 $10 $500 Share Price $0 $0 $(10) ($500) Quarterly Free Cash Flow ($mm) $(20) ($1,000) $(30) ($1,500) $(40) ($2,000) $(50) ($2,500)
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q
1998 1998 1998 1998 1999 1999 1999 1999 2000 2000 2000 2000 2001 2001 2001 2001 2002 2002 2002 2002 2003 2003 2003 2003 2004 2004 Scott Share Price Free Cash Flow
Source: Wall Street Research and FactSet
Sellside Research Valuation Views 19g

CONFIDENTIAL
Sellside Research Valuation Views Scott Historical Trading Multiples
Historical EBITDA Multiples1
22.0x
20.0x
18.0x
16.0x EV / EBITDA Multiple 14.0x 12.0x
10.0x 8.0x 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q Current
99 99 00 00 01 01 02 02 03 03 04 Scott Comcast
Historical Subscriber Multiples2
$5,700 $5,200 $4,700 $4,200
$3,700 Subscriber Valuation
$3,200 $2,700
$2,200 $1,700 $1,200 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q Current
99 99 00 00 01 01 02 02 03 03 04 Scott Comcast
Source: Wall Street Research The methodology followed in calculating the historical EBITDA and subscriber multiples for Scott is as follows: 1 EBITDA multiple = enterprise value, defined as equity value plus net debt less non-EBITDA assets, divided by forward EBITDA. 2 Subscriber multiple = cable enterprise value, defined as enterprise value less consolidated telephony assets (telephony + fibernet), divided by forward subscribers.
Sellside Research Valuation Views 20

CONFIDENTIAL
Sellside Research Valuation Views Cable Common Stock Comparison – Current ($ in millions, except per share data)
Stock Adjusted EV / ‘05 EBITDA Mult. / Adjusted EV / Equity Mkt Cap / ‘05 FCF Mult. / Adj. Cable EV (4) / Price % of 52 Market Capitalization EBITDA ‘04-’05 LT EBITDA — Capex Free Cash Flow ‘04-’05 LT Subscribers Company 23-Aug Wk High Equity (1) Adj. EV (2) 2004E 2005E Growth Growth (3) 2004E 2005E 2004E 2005E Growth Growth (3) 2004E 2005E Cable Scott $32.92 90% $20,885 $25,916 10.6 x 9.5 x 0.8 x 0.9 x 24.6 x 18.9 x 34.4 x 25.8 x 0.8 x 1.1 x $3,837 $3,807 Cablevision (5) 18.20 66% 5,651 14,027 11.2 10.3 1.3 0.7 21.9 18.3 71.0 NM NM NM 3,168 3,153 Charter Comm. (6) 3.03 56% 1,958 20,387 10.6 10.0 1.6 1.5 19.0 17.6 NM NM NM NM 3,311 3,321 Comcast (7) 27.82 77% 61,948 74,783 9.8 9.0 1.0 1.2 17.1 13.1 27.5 19.5 0.5 1.2 3,274 3,255 Mean $22,611 $33,778 10.5 x 9.7 x 1.2 x 1.1 x 20.6 x 17.0 x 44.3 x 22.7 x 0.6 x 1.1 x $3,398 $3,384 Median 13,268 23,152 10.6 9.7 1.1 1.0 20.4 18.0 34.4 22.7 0.6 1.1 3,292 3,288 US Cable — Mid Cap Insight Comm. (7) $ 8.97 75% $ 536 $ 2,054 9.5 x 8.8 x 1.1 x 1.4 x 16.0 x 14.1 x 19.2 x 21.0 x NM NM $3,190 $3,210 Mediacom Comm. 6.45 65% 766 3,760 8.8 8.7 4.4 2.1 15.0 14.1 10.6 7.6 0.2 0.7 2,563 2,602 Mean $ 651 $ 2,907 9.2 x 8.7 x 2.8 x 1.7 x 15.5 x 14.1 x 14.9 x 14.3 x NM 0.7 x $2,877 $2,906 Median 651 2,907 9.2 8.7 2.8 1.7 15.5 14.1 14.9 14.3 NM 0.7 2,877 2,906
(1) Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.
(2) Adjusted enterprise value defined as levered market cap less non-consolidated, non-core public and private investments of the company, as estimated by Wall Street Research. Value of public companies taken as of 23-Aug-2004. Value of private investments pust Wall Street research.
(3) Growth rates used for 2004-2008 FCF and EBITDA growth except for Mediacom, where 2004-2007 growth rates used (per Wall Street Research).
(4) Cable adjusted enterprise value defined as levered market cap less non-cable, non-consolidated, non-core public and private investments of the company, as estimated by Wall Street Research. Value of public companies taken as of 23-Aug-2004. Value of private investments per Wall Street research.
(5) Cablevision enterprise value excludes debt and preferred stock held at assets to be spun off (American Movie Classics, WE, IFC, VOOM).
(6) Fully-diluted share count includes equity stakes of Charter Comm. Holding Co. as held by Charter Comm. Inc.; Charter Investment, Inc.; Vulcan Cable III.
(7) Financial forecasts and subs for Insight Midwest attributed 50/50 between Comcast and Insight.
Sellside Research Valuation Views 21

CONFIDENTIAL
Sellside Research Valuation Views Cable Common Stock Comparison – Undisturbed (30-Jul-2004) ($ in millions, except per share data)
Stock Adjusted EV / ‘05 EBITDA Mult. / Adjusted EV / Equity Mkt Cap / ‘05 FCF Mult. / Adj. Cable EV (4) / Price % of 52 Market Capitalization EBITDA ‘04-’05 LT EBITDA — Capex Free Cash Flow ‘04-’05 LT Subscribers Company 30-Jul Wk High Equity (1) Adj. EV (2) 2004E 2005E Growth Growth (3) 2004E 2005E 2004E 2005E Growth Growth (3) 2004E 2005E Cable Scott $27.58 75% $17,476 $22,507 9.2 x 8.2 x 0.7 x 0.8 x 21.3 x 16.4 x 28.8 x 21.6 x 0.7 x 0.9 x $3,299 $3,273 Cablevision (5) 17.47 64% 5,423 13,799 11.0 10.1 1.2 0.7 21.5 18.0 68.1 NM NM NM 3,091 3,075 Charter Comm. (6) 3.09 57% 1,997 20,426 10.6 10.0 1.6 1.5 19.0 17.7 NM NM NM NM 3,317 3,328 Comcast (7) 27.40 76% 61,031 73,866 9.6 8.9 1.0 1.2 16.9 12.9 27.1 19.2 0.5 1.1 3,232 3,212 Mean $21,482 $32,650 10.1 x 9.3 x 1.1 x 1.0 x 19.7 x 16.3 x 41.3 x 20.4 x 0.6 x 1.0 x $3,235 $3,222 Median 11,450 21,467 10.1 9.4 1.1 1.0 20.2 17.1 28.8 20.4 0.6 1.0 3,265 3,243 US Cable — Mid Cap Insight Comm. (7) $ 8.80 73% $ 526 $ 2,044 9.5 x 8.8 x 1.1 x 1.3 x 15.9 x 14.0 x 18.9 x 20.6 x NM NM $3,174 $3,195 Mediacom Comm. 6.57 66% 781 3,775 8.9 8.7 4.4 2.1 15.1 14.1 10.8 7.7 0.2 0.7 2,573 2,612 Mean $ 653 $ 2,909 9.2 x 8.7 x 2.8 x 1.7 x 15.5 x 14.1 x 14.8 x 14.2 x NM 0.7 x $2,874 $2,903 Median 653 2,909 9.2 8.7 2.8 1.7 15.5 14.1 14.8 14.2 NM 0.7 2,874 2,903
(1) Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.
(2) Adjusted enterprise value defined as levered market cap less non-consolidated, non-core public and private investments of the company, as estimated by Wall Street Research. Value of public companies taken as of 23-Aug-2004. Value of private investments pust Wall Street research.
(3) Growth rates used for 2004-2008 FCF and EBITDA growth except for Mediacom, where 2004-2007 growth rates used (per Wall Street Research).
(4) Cable adjusted enterprise value defined as levered market cap less non-cable, non-consolidated, non-core public and private investments of the company, as estimated by Wall Street Research. Value of public companies taken as of 23-Aug-2004. Value of private investments per Wall Street research.
(5) Cablevision enterprise value excludes debt and preferred stock held at assets to be spun off (American Movie Classics, WE, IFC, VOOM).
(6) Fully-diluted share count includes equity stakes of Charter Comm. Holding Co. as held by Charter Comm. Inc.; Charter Investment, Inc.; Vulcan Cable III.
(7) Financial forecasts and subs for Insight Midwest attributed 50/50 between Comcast and Insight.
Sellside Research Valuation Views 22

CONFIDENTIAL

Goldman Sachs

Sellside Research Valuation Views

Research Valuation Perspectives

($ in millions, except per share data)

Company	Research Price / Share[1]	Valuation Methodology	Undisturbed[2] Price	Undisturbed[2] Discount	Current Market[3] Price	Current Market[3] Discount
Scott	$42.54	■ Terminal Value multiple of 20-21x for 2008E FCF with discount rate of 8.5% ■ FCF grows from $580.5 in 2004 to $1,429.7 in 2008 at a 25.3% CAGR ■ Capex as % of cable revenue decreases from 22.9% to 13.7% from 2004 to 2008	$27.58	(35.2%)	$32.92	(22.6%)
Comcast	37.28	■ Terminal Value multiple of 20-21x for 2008E FCF with discount rate of 8.5% ■ FCF grows from $2,315.7 in 2004 to $4,573.6 in 2008 at a 18.5% CAGR ■ Capex as % of cable revenue decreases from 17.2% to 10.2% from 2004 to 2008	27.40	(26.5%)	27.82	(25.4%)
Cablevision	23.71	■ Terminal Value multiple of 20-21x for 2013E FCF with a 9.7% cost of equity ■ FCF grows from ($205.9) in 2004 to $597.0 in 2013 ■ Capex as % of cable revenue decreases from 19.6% to 13.3% from 2004 to 2008	17.47	(26.3%)	18.20	(23.2%)
Charter	3.55[4]	■ DCF analysis assumes recapitalization whereby Charter issues equity to delever ■ 10% discount rate used; proceeds of recapitalization used to pay down $4.2bn of debt	3.09	(13.0%)	3.03	(14.6%)

Source: Wall Street Research (Morgan Stanley)
Note: Additional Wall Street Research commentary on Peter offer and Scott 2Q results currently not available.
[1] Reflects equity value per share derived by company valuation analysis per Wall Street Research (Morgan Stanley, 7/9/04).
[2] Undisturbed stock price reflects share price on July 30, 2004.
[3] Current market represents stock price on August 23, 2004.
[4] Assumes recapitalization through follow-on equity issuance.

Sellside Research Valuation Views 23

CONFIDENTIAL
Sellside Research Valuation Views Analysis of Cost of Capital ($ in millions)
Beta Analysis
Equity Market Net Net Debt/ Unlevered Company Beta Cap Debt Mkt Cap Beta Scott 0.77 $20,885.1 $6,728.5 32.2% 0.64 Comparables Cablevision 1.51 $ 5,651.3 $8,431.4 149.2% 0.61 Charter 2.64 1,957.9 18,429.2 941.3% 0.25 Comcast 1.01 61,947.9 20,619.0 33.3% 0.84 Insight 1.28 535.7 1,518.2 283.4% 0.33 Mediacom 1.44 766.3 2,994.0 390.7% 0.29 Comparables Mean 1.58 0.47
Historical Average Volatility
85% 75% 65% 55% 45% Volatility (260-Day) 35% 25% 15% Feb-2004 Mar-2004 May-2004 Jun-2004 Jul-2004 Aug-2004
Daily from 23-Feb-2004 to 23-Aug-2004
Scott Comcast Corp. Charter Communications Inc. Cablevision Systems Corp.
Source: Bloomberg; FactSet; Wall Street Research; Company SEC filings
Sellside Research Valuation Views 24

CONFIDENTIAL
Sellside Research Valuation Views Analysis at Various Prices
($ in millions, except per share data)
Undisturbed Offer Current
Share Price $ 27.58 $ 30.00 $ 32.00 $ 32.92 $ 33.00 $ 34.00 $ 36.00 $ 38.00 $ 40.00 $ 42.00 Diluted Shares O/S (1) 634 634 634 634 634 634 634 634 634 634 Equity Value 17,497 19,033 20,301 20,885 20,936 21,570 22,839 24,108 25,377 26,646 Net Debt 6,588 6,588 6,588 6,588 6,588 6,588 6,588 6,588 6,588 6,588 Minority Interest 140 140 140 140 140 140 140 140 140 140 Adjusted Enterprise Value (2) $22,528 $24,063 $25,332 $25,916 $25,967 $26,601 $27,870 $29,139 $30,408 $31,676 Implied Premium (3) Undisturbed Stock Price (7/30/04) $27.58 0.0% 8.8% 16.0% 19.4% 19.7% 23.3% 30.5% 37.8% 45.0% 52.3% 1-Month Average Price 28.00 (1.5)% 7.2% 14.3% 17.6% 17.9% 21.5% 28.6% 35.7% 42.9% 50.0% 2-Month Average Price 28.90 (4.6)% 3.8% 10.7% 13.9% 14.2% 17.7% 24.6% 31.5% 38.4% 45.3% 3-Month Average Price 29.59 (6.8)% 1.4% 8.1% 11.3% 11.5% 14.9% 21.7% 28.4% 35.2% 41.9% 6-Month Average Price 30.93 (10.8)% (3.0)% 3.5% 6.4% 6.7% 9.9% 16.4% 22.9% 29.3% 35.8% 52-Week High Price 36.73 (24.9)% (18.3)% (12.9)% (10.4)% (10.2)% (7.4)% (2.0)% 3.5% 8.9% 14.3% 52-Week Low Price 27.40 0.7% 9.5% 16.8% 20.1% 20.4% 24.1% 31.4% 38.7% 46.0% 53.3% Revenue Multiples 2004E $6,446 3.5 x 3.7 x 3.9 x 4.0 x 4.0 x 4.1 x 4.3 x 4.5 x 4.7 x 4.9 x 2005E 7,131 3.2 3.4 3.6 3.6 3.6 3.7 3.9 4.1 4.3 4.4 2006E 7,757 2.9 3.1 3.3 3.3 3.3 3.4 3.6 3.8 3.9 4.1 EBITDA Multiples 2004E $2,449 9.2 x 9.8 x 10.3 x 10.6 x 10.6 x 10.9 x 11.4 x 11.9 x 12.4 x 12.9 x 2005E 2,729 8.3 8.8 9.3 9.5 9.5 9.7 10.2 10.7 11.1 11.6 2006E 3,062 7.4 7.9 8.3 8.5 8.5 8.7 9.1 9.5 9.9 10.3 EBITDA Multiples / ‘04-’08 EBITDA Growth 2004E 10.5% 0.9 x 0.9 x 1.0 x 1.0 x 1.0 x 1.0 x 1.1 x 1.1 x 1.2 x 1.2 x 2005E 10.5% 0.8 0.8 0.9 0.9 0.9 0.9 1.0 1.0 1.1 1.1 2006E 10.5% 0.7 0.7 0.8 0.8 0.8 0.8 0.9 0.9 0.9 1.0 Subscriber Multiples (4) 2004E 6.34 $ 3,302 $ 3,545 $ 3,745 $ 3,837 $ 3,845 $ 3,945 $ 4,146 $ 4,346 $ 4,546 $ 4,747 2005E 6.39 3,276 3,516 3,715 3,807 3,814 3,914 4,113 4,311 4,510 4,709 2006E 6.44 3,250 3,489 3,686 3,776 3,784 3,883 4,080 4,277 4,474 4,671 Levered FCF Multiples 2004E $ 608 28.8 x 31.3 x 33.4 x 34.4 x 34.5 x 35.5 x 37.6 x 39.7 x 41.8 x 43.8 x 2005E 809 21.6 23.5 25.1 25.8 25.9 26.7 28.2 29.8 31.4 32.9 2006E 1,060 16.5 18.0 19.2 19.7 19.8 20.4 21.6 22.8 24.0 25.1 FCF Multiples / ‘04-’08 FCF Growth 2004E 24.3% 1.2 x 1.3 x 1.4 x 1.4 x 1.4 x 1.5 x 1.5 x 1.6 x 1.7 x 1.8 x 2005E 24.3% 0.9 1.0 1.0 1.1 1.1 1.1 1.2 1.2 1.3 1.4 2006E 24.3% 0.7 0.7 0.8 0.8 0.8 0.8 0.9 0.9 1.0 1.0
Source: Revenue, EBITDA, and basic cable subscriber estimates per Wall Street Research (Morgan Stanley, 7/29/04); financials per Company public filings (1) Options per Company 10-K, 31-Dec-2003. Diluted shares calculation based upon treasury method. (2) Adjusted enterprise value excludes 24.6% stake in Discovery Communications valued at $1,698mm per Wall Street Research, 29-Jul-2004. (3) Historical average prices from 30-Jul-2004 and earlier. (4) Enterprise value used to calculate subscriber multiples also excludes telephony assets valued at $1,607mm per Wall Street Research, 29-Jul-2004.
Sellside Research Valuation Views 25

CONFIDENTIAL
III. Preliminary Benchmarking Analysis of Major Cable Players
Preliminary Benchmarking Analysis of Major Cable Players 26

CONFIDENTIAL
Preliminary Benchmarking Analysis of Major Cable Players Subscribers by Product Segment (Subscribers in millions)
Scott
3Q03 4Q03 1Q04 2Q04 3Q03 4Q03 1Q04 2Q04 3Q03 4Q03 1Q04 2Q04 Basic Subscribers 6.31 6.34 6.37 6.26 21.40 21.47 21.52 21.48 9.34 9.34 9.35 9.33 Digital Subscribers 2.07 2.15 2.22 2.28 7.27 7.66 7.85 8.06 3.53 3.64 3.76 3.86 High Speed Data Subscribers 1.84 1.99 2.15 2.25 4.86 5.28 5.68 6.01 2.72 2.89 3.07 3.19 Telephony Subscribers 0.91 0.99 1.07 1.13 1.31 1.27 1.25 1.23 0.00 0.00 0.02 0.05 3Q03 4Q03 1Q04 2Q04 3Q03 4Q03 1Q04 2Q04E1 3Q03 4Q03 1Q04 2Q04 Basic Subscribers 2.95 2.94 2.94 2.95 5.08 5.04 4.99 4.97 6.50 6.43 6.19 6.13 Digital Subscribers 0.76 0.91 1.06 1.17 1.82 1.80 1.81 1.81 2.66 2.67 2.66 2.65 High Speed Data Subscribers 0.98 1.06 1.13 1.18 0.88 0.95 1.07 1.19 1.49 1.57 1.65 1.71 Telephony Subscribers 0.01 0.04 0.08 0.13 0.00 0.00 0.00 0.00 0.02 0.02 0.03 0.03
Source: Wall Street Research 1Reflects 2Q04 estimate per Wall Street Research.
Preliminary Benchmarking Analysis of Major Cable Players 27

CONFIDENTIAL
Preliminary Benchmarking Analysis of Major Cable Players Summary Operating and Financial Metrics
Scott 2002A 2004E 2006E 2002A 2004E 2006E 2002A 2004E 2006E 2002A 2004E 2006E 2002A 2004E 2006E 2002A 2004E 2006E
Basic Sub 0.7% 0.8% 0.8% (1.9)% 0.4% 0.6% 1.2% 0.1% 0.1% (1.5)% (0.2)% 0.5% (1.0)% (1.9)% 0.2% (5.7)% (0.2)% 0.5% Growth Basic Sub 61.5% 59.6% 59.0% 54.4% 52.9% 52.0% 59.2% 57.6% 56.0% 67.8% 65.7% 64.4% 51.9% 48.6% 47.4% 55.0% 51.0% 49.3% Penetration High Speed Data 22.4% 40.1% 54.4% 17.0% 32.5% 46.4% 22.4% 36.6% 48.2% 26.0% 44.4% 57.5% 12.1% 29.4% 49.3% 17.6% 32.0% 46.1% Penetration (HSD Subs / Basic Subs) Telephony 11.4% 20.3% 31.3% 6.8% 5.7% 11.4% NA 1.6% 11.1% 0.4% 7.6% 19.9% 0.0% 0.0% 2.1% NA 0.9% 2.9% Penetration (Telephony Subs / Basic Subs) Total ARPU $63.95 $80.35 $95.13 $62.33 $74.46 $87.61 $63.26 $75.78 $90.21 $63.09 $82.23 $92.78 $51.59 $68.51 $74.94 $56.29 $66.87 $77.14 Video ARPU $51.61 $57.82 $64.35 $53.71 $59.67 $66.50 $53.14 $59.48 $66.17 NA NA NA $49.02 $59.83 $64.53 $53.51 $56.71 $61.18 Revenue Growth 14.7% 11.3% 8.8% 11.3% 9.9% 8.7% 15.0% 10.5% 8.8% 8.8% 14.6% 5.6% 11.5% 14.1% 7.6% 15.0% 7.3% 7.4%
Source: Wall Street Research
Preliminary Benchmarking Analysis of Major Cable Players 28

CONFIDENTIAL
Preliminary Benchmarking Analysis of Major Cable Players Summary Operating and Financial Metrics
2002A 2004E 2006E 2002A 2004E 2006E 2002A 2004E 2006E 2002A 2004E 2006E 2002A 2004E 2006E 2002A 2004E 2006E
EBITDA ($bn) $1.8 $2.4 $3.0 $5.2 $7.4 $9.2 $2.8 $3.3 $4.0 $1.0 $1.2 $1.4 $0.9 $1.1 $1.2 $1.8 $2.0 $2.3 EBITDA Margin 35.5% 37.8% 39.1% 32.7% 38.7% 40.3% 39.3% 39.0% 39.6% 39.6% 38.5% 39.5% 28.9% 27.4% 38.0% 40.8% 39.9% 39.9% EBITDA per $285 $384 $471 $246 $345 $422 $296 $355 $428 $323 $407 $470 $181 $225 $368 $284 $320 $368 Basic Sub Capex per $308 $220 $194 $244 $153 $129 NA $286 $267 $361 $207 $180 $200 $168 $129 $332 $152 $150 Basic Sub (EBITDA – $(23) $164 $278 $ 2 $192 $293 NA $ 69 $161 $(38) $200 $290 $(19) $ 57 $240 $(38) $168 $219 Capex)
per Basic Sub
Source: Wall Street Research
Preliminary Benchmarking Analysis of Major Cable Players 29

cablesouth\2004-0825 Discussion Materials\Presentation\17 Project Olympic
Discussion.doc ackerd 24 Aug 2004 18:25 30/47
CONFIDENTIAL
IV. Comparison of Scott Projections to Sellside Research Views
Comparison of Scott Projections to Sellside Research Views 30

CONFIDENTIAL

Goldman Sachs

Comparison of Projections to Sellside Research Views

Historical Research Projections for Scott

($ in millions)

	2001	2002	2003	2004E	2005E
Basic Subscribers					
2001 Research Mean	6.25	6.32	6.39	6.45	6.51
Scott Actual	6.24	6.28	6.34		
% Change From 2001 Research Mean	(0.2)%	(0.6)%	(0.8)%		
Wall Street Research (7/29/04)				6.335	6.386
% Change From 2001 Research Mean				(1.8)%	(1.9)%
Highspeed Data Subscribers					
2001 Research Mean	0.88	1.32	1.77	2.19	2.54
Scott Actual	0.88	1.41	1.99		
% Change From 2001 Research Mean	0.2%	6.8%	12.1%		
Wall Street Research (7/29/04)				2.53	3.02
% Change From 2001 Research Mean				15.9%	19.0%
Telephony Subscribers					
2001 Research Mean	0.45	0.68	0.94	1.24	1.56
Scott Actual	0.45	0.72	0.99		
% Change From 2001 Research Mean	0.1%	6.3%	4.8%		
Wall Street Research (7/29/04)				1.29	1.65
% Change From 2001 Research Mean				4.3%	5.9%
Total Revenue					
2001 Research Mean	4,066	4,668	5,345	6,050	6,777
Scott Actual	4,067	5,039	5,759		
% Change From 2001 Research Mean	0.0%	7.9%	7.7%		
Wall Street Research (7/29/04)				6,446	7,131
% Change From 2001 Research Mean				6.6%	5.2%
EBITDA					
2001 Research Mean	1,572	1,800	2,077	2,417	2,793
Scott Actual	1,569	1,779	2,117		
% Change From 2001 Research Mean	(0.2)%	(1.2)%	1.9%		
Wall Street Research (7/29/04)				2,449	2,729
% Change From 2001 Research Mean				1.3%	(2.3)%
Capex					
2001 Research Mean	2,038	1,880	1,362	1,151	959
Scott Actual	2,205	1,932	1,561		
% Change From 2001 Research Mean	8.2%	2.8%	14.6%		
Wall Street Research (7/29/04)				1,394	1,360
% Change From 2001 Research Mean				21.1%	41.9%

Source: Wall Street Research

Comparison of Scott Projections to Sellside Research Views 31

CONFIDENTIAL
Comparison of Projections to Sellside Research Views Variance Analysis — Management Plan vs. Current Research Estimates
2003 2004E 2005E 2006E 2007E 2008E
Basic Subscribers Scott Fall 2003 Plan 6.34 6.40 6.48 6.56 6.64 6.72 Wall Street Research (10/28/03) 6.33 6.39 6.45 6.50 6.54 % Change From Scott Fall 2003 Plan (0.1)% (0.2)% (0.5)% (1.0)% (1.5)% Wall Street Research (7/29/04) 6.34 6.39 6.44 6.48 6.52 % Change From Scott Fall 2003 Plan (1.1)% (1.4)% (1.9)% (2.4)% (2.9)% GS Research (7/29/04) 6.31 6.33 6.34 6.35 6.36 % Change From Scott Fall 2003 Plan (1.4)% (2.3)% (3.4)% (4.4)% (5.3)% Highspeed Data Subscribers Scott Fall 2003 Plan 2.00 2.58 3.09 3.53 3.95 4.33 Wall Street Research (10/28/03) 1.99 2.53 3.03 3.50 3.94 % Change From Scott Fall 2003 Plan (0.4)% (1.8)% (1.8)% (0.7)% (0.3)% Wall Street Research (7/29/04) 2.53 3.02 3.48 3.90 4.30 % Change From Scott Fall 2003 Plan (1.7)% (2.1)% (1.4)% (1.1)% (0.8)% GS Research (7/29/04) 2.53 3.01 3.45 3.85 4.21 % Change From Scott Fall 2003 Plan (2.0)% (2.5)% (2.2)% (2.5)% (2.9)% Telephony Subscribers Scott Fall 2003 Plan 0.99 1.29 1.70 1.99 2.26 2.58 Wall Street Research (10/28/03) 0.98 1.30 1.73 2.14 2.47 % Change From Scott Fall 2003 Plan (0.6)% 1.0% 1.6% 7.1% 9.3% Wall Street Research (7/29/04) 1.29 1.65 2.02 2.38 2.71 % Change From Scott Fall 2003 Plan (0.0)% (2.6)% 1.3% 5.4% 5.1% GS Research (7/29/04) 1.27 1.52 1.74 1.94 2.12
% Change From Scott Fall 2003 Plan (1.6)% (10.6)% (12.5)% (14.0)% (17.6)%
Source: Scott Management Plan and Wall Street Research
Comparison of Scott Projections to Sellside Research Views 32

CONFIDENTIAL
Comparison of Projections to Sellside Research Views Variance Analysis — Management Plan vs. Current Research Estimates
2003 2004E 2005E 2006E 2007E 2008E Total Revenue Scott Fall 2003 Plan 5,760 6,503 7,439 8,307 9,223 10,162 Wall Street Research (10/28/03) 5,775 6,560 7,292 7,998 8,682 % Change From Scott Fall 2003 Plan 0.3% 0.9% (2.0)% (3.7)% (5.9)% Wall Street Research (7/29/04) 6,446 7,131 7,757 8,399 9,049 % Change From Scott Fall 2003 Plan (0.9)% (4.1)% (6.6)% (8.9)% (11.0)% GS Research (7/29/04) 6,431 7,043 7,626 8,131 8,586 % Change From Scott Fall 2003 Plan (1.1)% (5.3)% (8.2)% (11.8)% (15.5)% EBITDA Scott Fall 2003 Plan 2,119 2,458 2,833 3,252 3,722 4,184 Wall Street Research (10/28/03) 2,127 2,449 2,759 3,075 3,393 3,735 % Change From Scott Fall 2003 Plan 0.4% (0.4)% (2.6)% (5.5)% (8.8)% (10.7)% Wall Street Research (7/29/04) 2,449 2,729 3,062 3,345 3,653 % Change From Scott Fall 2003 Plan (0.4)% (3.7)% (5.9)% (10.1)% (12.7)% GS Research (7/29/04) 2,436 2,702 2,964 3,169 3,344 % Change From Scott Fall 2003 Plan (0.9)% (4.6)% (8.9)% (14.9)% (20.1)% Capex Scott Fall 2003 Plan 1,520 1,400 1,312 1,217 1,122 1,042 Wall Street Research (10/28/03) 1,508 1,321 1,315 1,264 1,125 1,111 % Change From Scott Fall 2003 Plan (0.8)% (5.7)% 0.3% 3.8% 0.3% Wall Street Research (7/29/04) 1,394 1,360 1,244 1,188 1,170 % Change From Scott Fall 2003 Plan (0.5)% 3.7% 2.2% 5.9% 5.3% GS Research (7/29/04) 1,388 1,248 1,196 1,064 978 % Change From Scott Fall 2003 Plan (0.9)% (4.9)% (1.7)% (5.1)% (6.2)% Free Cash Flow Scott Fall 2003 Plan 564 671 1,045 1,449 1,778 Wall Street Research (10/28/03) 60 634 861 1,069 1,303 1,499 % Change From Scott Fall 2003 Plan 12.5% 28.3% 2.3% (10.1)% (15.7)% Wall Street Research (7/29/04) (123) 608 809 1,060 1,264 1,451 % Change From Scott Fall 2003 Plan 7.8% 20.6% 1.4% (12.8)% (18.4)% GS Research (7/29/04) 539 913 1,097 1,326 1,491 % Change From Scott Fall 2003 Plan (4.3)% 36.1% 5.0% (8.5)% (16.1)% Source: Scott Management Plan and Wall Street Research
Note: Scott Fall Plan Free Cash Flow defined as operating free cash flow, less interest, less cash taxes, less increase in working capital. Working capital defined as current assets less cash minus current liabilities less notes payable.
Comparison of Scott Projections to Sellside Research Views 33

CONFIDENTIAL
V. Scott Shareholder Analysis
Scott Shareholder Analysis 34

CONFIDENTIAL

Goldman Sachs

Scott Shareholder Analysis

Overview of Public Shareholder Base

Shareholder	Shares	$(mm)	% Class A Ownership	% Vote	Disinterested Shares % Ownership
1. Cascade Investments	33,839,886	$1,114	5.6%	3.8%	14.1%
2. Capital Research & Mgmt.	22,196,600	731	3.7	2.5	9.3
3. Barclays Global Investors	12,407,588	408	2.1	1.4	5.2
4. Greenspun Entities	11,212,121	369	1.9	1.3	4.7
5. Capital Guardian Trust Co.	8,396,777	276	1.4	1.0	3.5
6. Transamerica Inv. Mgmt.	7,280,315	240	1.2	0.8	3.0
7. Wellington Mgmt.	6,709,200	221	1.1	0.8	2.8
8. MFS Inv. Mgmt.	6,192,372	204	1.0	0.7	2.6
9. Lord, Abbett & Co.	5,759,029	190	1.0	0.7	2.4
10. Janus Capital Mgmt.	4,772,325	157	0.8	0.5	2.0
11. Alliance Capital Mgmt.	4,676,309	154	0.8	0.5	2.0
12. Vanguard Group	4,508,555	148	0.7	0.5	1.9
13. State Street Global Advisors	4,189,813	138	0.7	0.5	1.8
14. Goldman Sachs Asset Mgmt.	3,863,098	127	0.6	0.4	1.6
15. Waddell & Reed Inv. Mgmt.	3,775,854	124	0.6	0.4	1.6
16. William Blair & Co.	3,759,549	124	0.6	0.4	1.6
17. Fidelity Management & Research	3,113,381	102	0.5	0.4	1.3
18. Eubel Brady & Suttman Asset Mgmt.	2,970,687	98	0.5	0.3	1.2
19. INVESCO Capital Mgmt.	2,822,879	93	0.5	0.3	1.2
20. Strong Capital Mgmt.	2,817,564	93	0.5	0.3	1.2
Top 20 Institutions	**155,263,902**	**5111**	**25.7%**	**17.6%**	**64.9%**
Other Institutions	82,700,229	2,722	13.7	9.4	34.6
Total Institutional Holders	237,964,131	7,834	39.3	27.0	99.5
Retail Holders	1,295,038	43	0.2	0.1	0.5
Total Public Ownership	**239,259,169**	**7,876**	**39.6%**	**27.2%**	**100.0%**

Investment Style (as of 30-Jun-2004)


Foreign
0.0%
Yield
3.6%
Specialty
18.3%
Growth
24.2%
Value
25.9%
GARP
15.6%
Index
12.5%

Source: Thomson One Ownership, Company public filings, FactSet and Carson database

Scott Shareholder Analysis 35

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Scott Shareholder Analysis Top 10 Holders – Holdings By Quarters Since 1-Jan-2001
2Q2004 1Q2004 4Q2003 3Q2003 2Q2003 1Q2003 4Q2002 3Q2002 2Q2002 1Q2002 4Q2001 3Q2001 2Q2001 1Q2001 Scott VWAP $ 30.74 $ 33.24 $ 33.40 $ 32.63 $ 31.38 $ 29.55 $ 27.86 $ 24.88 $ 32.29 $ 36.69 $ 39.30 $ 40.22 $ 43.33 $ 44.52 Quarter High 33.27 36.73 34.59 34.48 34.07 32.28 31.45 28.74 37.64 41.91 42.08 44.30 46.48 49.25 Quarter Low 27.79 30.09 31.62 30.99 28.85 26.83 22.40 20.19 26.90 31.86 36.87 38.00 39.75 40.50 1. Cascade Investments Shares Held 33,839,886 33,839,886 33,839,886 33,839,886 33,839,886 33,839,886 33,839,886 33,642,386 13,550,000 13,500,000 13,500,000 0 0 0 Change In Position 0 0 0 0 0 0 197,500 20,092,386 50,000 0 13,500,000 0 0 2. Capital Research & Mgmt. Shares Held 22,196,600 22,196,600 11,960,000 0 0 0 0 0 0 0 0 5,702,700 5,615,300 4,604,800 Change In Position 0 10,236,600 11,960,000 0 0 0 0 0 0 0 (5,702,700) 87,400 1,010,500 3. Barclays Global Investors Shares Held 12,407,588 12,407,588 13,616,315 17,367,872 14,907,517 11,476,771 5,605,851 6,476,886 6,544,884 5,786,901 5,575,983 3,991,547 3,504,387 3,282,512 Change In Position 0 (1,208,727) (3,751,557) 2,460,355 3,430,746 5,870,920 (871,035) (67,998) 757,983 210,918 1,584,436 487,160 221,875 4. Greenspun Equities Shares Held 11,212,121 7,801,454 0 0 0 0 0 0 0 0 0 0 0 0 Change In Position 3,410,667 7,801,454 0 0 0 0 0 0 0 0 0 0 0 5. Capital Guardian Trust Co. Shares Held 8,396,777 8,396,777 7,708,727 7,210,233 6,831,583 6,733,713 6,713,783 6,617,683 6,196,593 5,115,613 4,801,387 4,503,657 3,976,670 2,220,390 Change In Position 0 688,050 498,494 378,650 97,870 19,930 96,100 421,090 1,080,980 314,226 297,730 526,987 1,756,280 6. Transamerica Inv. Mgmt. Shares Held 7,280,315 6,424,600 6,334,775 6,187,439 5,996,260 6,257,824 4,369,124 3,468,640 4,408,910 4,534,919 4,254,029 2,999,850 2,743,000 2,704,500 Change In Position 855,715 89,825 147,336 191,179 (261,564) 1,888,700 900,484 (940,270) (126,009) 280,890 1,254,179 256,850 38,500 7. Wellington Mgmt. Shares Held 6,709,200 6,709,200 5,684,640 5,321,900 3,251,200 4,889,000 5,110,400 5,211,100 5,269,800 5,062,200 5,444,800 5,762,300 5,762,300 5,762,300 Change In Position 0 1,024,560 362,740 2,070,700 (1,637,800) (221,400) (100,700) (58,700) 207,600 (382,600) (317,500) 0 0 8. MFS Inv. Mgmt. Shares Held 6,192,372 6,402,273 6,648,943 9,666,903 7,581,810 4,777,760 695,820 838,528 257,540 738,645 3,352,051 1,826,011 1,243,101 872,961 Change In Position (209,901) (246,670) (3,017,960) 2,085,093 2,804,050 4,081,940 (142,708) 580,988 (481,105) (2,613,406) 1,526,040 582,910 370,140 9. Lord, Abbett & Co. Shares Held 5,759,029 5,933,742 2,606,022 0 0 0 100,000 100,000 0 0 0 0 0 0 Change In Position (174,713) 3,327,720 2,606,022 0 0 (100,000) 0 100,000 0 0 0 0 0 10. Janus Capital Mgmt. Shares Held 4,772,325 4,772,325 4,907,020 6,418,680 6,897,267 7,111,437 7,259,987 8,016,087 8,970,960 8,176,030 15,268,994 19,388,239 21,834,304 22,536,429 Change In Position 0 (134,695) (1,511,660) (478,587) (214,170) (148,550) (756,100) (954,873) 794,930 (7,092,964) (4,119,245) (2,446,065) (702,125) Source: Thomson One Ownership and FactSet
Scott Shareholder Analysis 36

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CONFIDENTIAL
Scott Shareholder Analysis
List of Selected Hedge Funds Assets Under Year Management Fund Name Founded Description ($bn) 1.Farallon 1986 # Invests using a risk arbitrage strategy $10.6 # Performs bottom-up research to identify takeover targets for merger arbitrage 2.Soros 1969 # Purchases stocks of companies undergoing 10.0 restructurings # Often takes large positions in companies which are undervalued relative to their underlying assets 3.Angelo Gordon 1988 # Specializes in merger and convertible arbitrage, 10.0 distressed securities, real estate, utility hedging, private equities # Merger arbitrage investments in companies undergoing unexpected corporate transactions 4.Citadel 1987 # Focuses on various arbitrage strategies 9.3 # Willing to use 3-6x leverage to maximize returns 5.Och-Ziff Capital 1994 # Investment process focuses on merger arbitrage, 7.5 convertible arbitrage and a venture in equity restructuring # Runs a rigorous, analytical merger arbitrage business 6.Perry Capital 1988 # Event driven investor 6.2 # Invests across all industries and sectors, focusing on large cap companies 7.Highbridge 1984 # Manages with convertible and risk arbitrage, and 6.2 event driven strategies # Utilizes short selling 8.HBK 1990 # Focuses on undervalued companies exhibiting 4.8 growth potential # Tends to invest in companies with market cap over $400mm 9.Highfields 1998 # Firm utilizes relative value strategies such as 4.8 merger arbitrage # Selections made on a stock-by-stock basis, with a risk management overview 10.Carlson 1993 # Primarily invests in the energy, technology, and 4.3 financial services industries # Firm engages in relative value, merger, and convertible arbitrage
Illustrative Return Profile Premium Above Undisturbed Price Assumed
Basis 20.0% 25.0% 30.0% 35.0% 40.0% Price per Share $32.92 $33.10 $34.48 $35.85 $37.23 $38.61 Premium to Current Offer 2.9% 3.4% 7.7% 12.0% 16.4% 20.7% Nominal Return — 0.5% 4.7% 8.9% 13.1% 17.3% 60-day Annualized Return — 3.2% 28.3% 53.5% 78.6% 103.7% 90-day Annualized Return — 2.1% 18.9% 35.7% 52.4% 69.2%
Source: Press releases, GS Research and Factiva
Scott Shareholder Analysis 37

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CONFIDENTIAL
Scott Shareholder Analysis Overview of Cascade Investments / Gates Foundation
Overview # Description — Michael Larson manages the investments of Bill Gates’ personal portfolio as well as Gates’ two foundations, the William H. Gates Foundation and the Gates Learning Foundation — The firm received confidential filing status for its 13F beginning September 30, 1999 # While discrete about their investment approach, Cascade follows three basic themes: — Diversification away from technology into a variety of old economy stocks — Biotechnology and healthcare, particularly focused on genomics and potential cures for cancer — Investments in companies focused on reducing global poverty and hunger # Style: Specialty # Orientation: Active # Turnover: Low Key Contacts Name Title Michael Larson Chief Investment Officer Alan Heuberger Portfolio Manager Robert P. Thomas Portfolio Manager Rohan Rangaraj Analyst Portfolio Composition % Assets Above/Below S&P 500 60.0
30.0 50.0 17.0 15.0 30.0 26.0 0.0 (30.0) (50.0) (70.0) (74.0) (83.0) (85.0) (60.0) (90.0)
GR Ytd P/E P/B Beta Portfolio Distribution By Market Capitalization Mid Small
3% 1%
Large 96% Industry Weightings Relative to S&P 500
Technology 83.7% (4.7) Consumer Discretion 4.7% (0.3) Industrials 3.7% (0.7) Health Care 3.7% (0.3) Financials 1.9% (0.1) Energy 1.0% (0.2) Telecommunication 0.5% (0.1) Utilities 0.4% (0.1) Materials 0.2% (0.1) Consumer Staples 0.1% (0.0)
Source: Thomson Financial
Scott Shareholder Analysis 38

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CONFIDENTIAL VI. Preliminary Credit Perspectives Preliminary Credit Perspectives 39

cablesouth\2004-0825 Discussion Materials\Presentation\17 Project Olympic Discussion.doc ackerd 24 Aug 2004 18:25 40/47 CONFIDENTIAL Preliminary Credit Perspectives Scott – Debt Capacity In assessing Scott’s debt capacity, greater focus should be placed on Moody’s ratings to reflect differences between Moody’s & S&P in analytical approach & views on the cable sector # As evidenced by the ratings of Comcast (Baa3/BBB), Cablevision (Ba3/BB), Mediacom (B1/BB) and Insight (B1/BB) S&P is more sanguine than Moody’s with regard to credit quality among cable MSOs # Moody’s lower ratings therefore serve as more of a constraint with regard to the leveragability of cable assets at any given rating level # Moody’s and S&P also adopt different analytical approaches in assessing Scott, resulting in Moody’s ratings being more relevant in assessing the standalone credit quality of Scott — S&P utilizes a consolidated analytical approach in rating the Scott/Peter family of companies — S&P therefore equalizes the corporate credit ratings of Peter, Radio and Scott — As a result, S&P’s ratings do not capture any differences in the standalone credit quality of each of the rated entities within the family of companies — Moody’s analysis is based upon assessments of the standalone credit quality of each of the entities within the family of companies — Moody’s senior unsecured ratings are therefore different for each of the rated entities within the family Company Senior Unsecured Rating Peter Baa1 Scott Baa2 Radio Baa3 Preliminary Credit Perspectives 40

CONFIDENTIAL
Preliminary Credit Perspectives Scott – Debt Capacity
While both rating agencies placed the ratings of Peter and Scott on review for downgrade following announcement of the proposed transaction, the different analytical approaches resulted in different outcomes
- Reflecting their consolidated analytical approach, S&P placed the ratings of all three rated entities on review for downgrade while Moody’s did not place the ratings of Radio on review
- Assuming the transaction is completed as announced, S&P indicated that ratings of all three rated entities would likely be lowered to BBB- reflecting the ability of the consolidated family to absorb any incremental debt
- Moody’s has given no indication of the likely magnitude of any downgrade for either Peter or Scott given uncertainty with regard to the ultimate placement of debt within the two companies
- The following leverage targets have been derived for Scott in order to provide some indication of the extent of a downgrade based upon resultant Debt/EBITDA levels
- Given the relative stability of Scott’s subscription-based business model, anticipated EBITDA growth and the extent of free cash flow generation leverage levels can initially peak above the targets providing free cash flow is utilized to reduce leverage to the levels shown below within approximately 12 months
- Scott’s debt capacity also benefits from the value of the company’s 25% stake in Discovery
Debt / EBITDA Guidelines 1
Peak Leverage Steady State Leverage
Baa2 3.9x Baa2 3.25x Baa3 4.7x Baa3 4.00x Ba1 5.4x Ba1 4.75x Ba2 6.2x Ba2 5.50x Ba3 6.9x Ba3 6.25x
1 GS Internal Estimates Preliminary Credit Perspectives 41

CONFIDENTIAL
Preliminary Credit Perspectives Illustrative Leveraged Repurchase of Scott Equity by Peter ($ in millions, except per share data) Assumes Scott Incremental Leverage of $6.7bn (and Total Leverage of $13.2bn / 5.4x LTM EBITDA) based on 210mm Shares Purchased at $32/share Transaction Assumptions Sources and Uses of Funds: $32.00 Purchase Price per Share
Offer Price $ 32.00 Shares Purchased with Scott Debt 210 x LTM % of Total Shares Purchased 239 Base Purchase Price $32.00 Sources of Funds EBITDA Total Scott Equity Purchased $ 7,656 Maximum Additional Leverage $6,720 Existing Senior Debt $ 6,514 2.7 x 46% % Ownership 38% x LTM EBITDA 2.8 x New Term Loan(s) 6,720 5.4 x 47% Financing Fees 134 Equity Contribution from Peter 1,071 5.9 x 7% Total Investment $ 7,791 Implied Equity Contribution $1,071 Total Sources $14,305 5.9 x 100% Operating Financial Plan — GS Research % of LTM Pro Forma Uses of Funds Total Year Ended Dec 31, 12/31/04 2005E 2006E 2007E 2008E 2009E 2010E Scott Equity Purchase $ 7,656 54% Revenue $ 6,431 $ 7,043 $ 7,626 $ 8,131 $8,586 $8,985 $9,396 Existing Senior Debt 6,514 46% Growth 9.5% 8.3% 6.6% 5.6% 4.6% 4.6% Financing Fees 134 1% EBITDA 2,435.8 $ 2,702 $ 2,964 $ 3,169 $3,344 $3,646 $3,820 Total Uses $14,305 100% Margin 37.9% 38.4% 38.9% 39.0% 38.9% 40.6% 40.7% Net Income $ 256 $ 125 $ 362 $ 560 $ 747 $1,047 $1,273 Capital Expenditures 1,388 1,248 1,196 1,064 978 972 945 Illustrative IRR Analysis (Assumes 2009 Exit) Levered FCF $ 539 $ 739 $ 905 $ 1,110 $1,267 $1,445 $1,646 Purchase Price per Share $32.00 $34.00 $ 36.00 $38.00 $40.00 $42.00 $ 44.00 Debt Paydown Schedule and Credit Statistics 7.0 x 44.4% 34.1% 27.1% 21.8% 17.6% 14.2% 11.3% Year Ended Dec 31, 2004E (PF 2005E 2006E 2007E 2008E 2009E 2010E 8.0 x 49.9% 39.2% 31.9% 26.5% 22.1% 18.5% 15.5% Total Debt $13,234 $12,455 $11,550 $10,439 $9,172 $7,727 $6,081 9.0 x 54.7% 43.7% 36.1% 30.5% 26.0% 22.3% 19.2% Cash 40 0 0 0 0 0 0 Exit EBITDA Multiple 10.0 x 58.9% 47.6% 39.9% 34.1% 29.5% 25.7% 22.5% Net Debt $13,194 $12,455 $11,550 $10,439 $9,172 $7,727 $6,081 11.0 x 62.8% 51.2% 43.3% 37.3% 32.6% 28.7% 25.4% Leverage Ratios Total Debt / EBITDA 5.4 x 4.6 x 3.9 x 3.3 x 2.7 x 2.1 x 1.6 x Total Debt / (EBITDA — CapEx) 12.6 8.6 6.5 5.0 3.9 2.9 2.1 Coverage Ratios EBITDA / Total Int. Exp. 3.3 x 3.8 x 4.2 x 4.5 x 4.9 x 6.2 x 8.1 x (EBITDA-CapEx) / Total Int. Exp 1.4 2.0 2.5 3.0 3.4 4.6 6.1 Source: GS Research
Note: Assumes transaction date of December 31, 2004. Assumes interest rate on new term loan(s) of L+200 bps and 2.0% financing fees. Preliminary Credit Perspectives 42

CONFIDENTIAL Appendix A: Minority Buyout Premium Analysis
Minority Buyout Premium Analysis 43

CONFIDENTIAL Minority Buyout Premium Analysis Cash Transactions Initial Inside Aggregate 52-Week Premium over Percent Ownership Consid. for
Effective High Prior Initial Bid Initial 52- Final Bid Final Increase in before the Amt. Acq’d. Target Eq./ Acceptance Date Date Target Acquiror to Ann. per Share Premiuma Week High per Share Premiumb Offerc Transaction (000s) Acq. Eq. Value Rate
1 02-Jun-03 Aug-03 Ribapharm ICN Pharmaceuticals $9.45 $5.60 10.2% (40.7)% $6.25 23.0% 11.6% 80% $187,273 61% 98% 2 19-Feb-02 Apr-02 Travelocity.com Sabre Holdings 37.90 23.00 19.8% (39.3)% 28.00 45.8% 21.7% 70% 447,158 16% 87% 3 10-Oct-01 Nov-01 TD Waterhouse Toronto Dominion 17.94 9.00 45.2% (49.8)% 9.50 53.2% 5.6% 89% 402,556 15% 100% 4 22-Aug-01 Sep-01 Homeservices.com MidAmerican Energy Holdings 13.20 17.00 38.8% 28.8% 17.00 38.8% 0.0% 84% 33,000 N/A 50% 5 21-Aug-01 Feb-02 Spectra Physics Thermo Electron 72.25 20.00 46.1% (72.3)% 17.50 27.8% (12.5)% 80% 83,000 6% 82% 6 04-Jun-01 Dec-01 Liberty Financial Cos. Liberty Mutual Insurance 47.22 33.70 (0.3)% (28.6)% 33.70 (0.3)% 0.0% 70% 536,005 N/A 87% 7 23-May-01 Sep-01 Unigraphics Solutions Electronic Data Systems 24.56 27.00 26.7% 9.9% 32.50 52.5% 20.4% 86% 209,000 3% 64% 8 26-Mar-01 Aug-01 CSFBdirect Credit Suisse First Boston 16.00 4.00 60.0% (75.0)% 6.00 140.0% 50.0% 82% 74,000 1% 100% 9 27-Oct-00 Mar-01 Azurix Corp. Enron 14.19 7.00 96.6% (50.7)% 8.38 135.4% 19.7% 65% 330,000 1% NM 10 21-Sep-00 Mar-01 Hertz Corp. Ford Motor 51.75 30.00 23.7% (42.0)% 35.50 46.4% 18.3% 82% 721,000 5% 97% 11 24-Apr-00 Jul-00 Cherry Corp. Investor Group 16.50 18.75 44.2% 13.6% 26.40 103.1% 40.8% 51% 144,000 N/A 100% 12 27-Mar-00 Jun-00 Hartford Life (ITT Hartford) Hartford Financial Services 55.00 44.00 8.6% (20.0)% 50.50 24.7% 14.8% 80% 1,325,000 63% 93% 13 23-Mar-00 Jun-00 Homestead Village Security Capital Group 4.38 3.40 26.5% (22.3)% 4.10 52.6% 20.6% 72% 157,000 46% 100% 14 21-Mar-00 Apr-00 Travelers Property Casualty Citigroup Inc 40.94 41.5 23.2% 1.4% 41.95 24.5% 1.1% 85% 2,449,297 10% 100% 15 16-Mar-00 Sep-00 Vastar Resources BP Amoco 71.63 71.00 12.5% (0.9)% 83.00 31.5% 16.9% 81% 1,575,663 4% 95% 16 14-Mar-00 Jun-00 Howmet International Alcoa 17.80 18.75 1.4% 5.3% 21.00 13.5% 12.0% 81% 349,000 15% 77% 17 31-Jan-00 Apr-00 Thermo BioAnalysis Thermo Instrument Systems 26.06 28.00 51.4% 7.4% 28.00 51.4% 0.0% 70% 168,000 21% 54% 18 01-Dec-99 Apr-00 Boise Cascade Office Products Boise Cascade 15.38 13.25 15.2% (13.8)% 16.50 43.5% 24.5% 81% 205,000 38% 93% 19 05-Nov-99 Nov-99 PEC Israel Economic Corp Discount Investment 36.50 36.50 0.2% 0.0% 36.50 0.2% 0.0% 56% 320,000 31% 70% 20 07-May-99 Jul-99 J Ray McDermott SA McDermott International 47.00 35.62 16.8% (24.2)% 35.62 16.8% 0.0% 63% 514,540 72% 100% 21 01-Apr-99 Aug-99 Aqua Alliance Vivendi SA 3.31 2.00 (11.1)% (39.6)% 2.90 28.9% 45.0% 78% 117,000 3% 77% 22 24-Mar-99 Nov-99 Knoll Inc. Warburg, Pincus Ventures 28.00 25.00 63.9% (10.7)% 28.00 83.6% 12.0% 58% 490,820 N/A 100% 23 19-Mar-99 Jul-99 Spelling Entertainment Group Viacom 9.50 9.00 33.3% (5.3)% 9.75 44.4% 8.3% 81% 191,600 2% 100% 24 27-Oct-98 Dec-98 Citizens Corp. (Hanover Ins. Co.) Allmerica Financial Corp. 34.94 29.00 5.2% (17.0)% 33.25 20.6% 14.7% 82% 212,400 36% 100% 25 19-Oct-98 Feb-99 BRC Holdings Inc. Affiliated Computer Services 21.25 19.00 16.9% (10.6)% 19.00 16.9% 0.0% 51% 131,900 32% 100% CASH DEALS Mean 27.0% (19.9)% 44.8% 13.8% 74% 23% 88% 25 Median 23.2% (17.0)% 38.8% 12.0% 80% 15% 96% High 96.6% 28.8% 140.0% 50.0% 89% 72% 100% Low (11.1)% (75.0)% (0.3)% (12.5)% 51% 1% 50%
(a) Initial premium compares the initial bid per share to the target’s last published closing price per share prior to the initial deal announcement.
(b) Final premium compares the final bid per share to the target’s last published closing price per share prior to the initial deal announcement.
(c) Percent increase in offer compares the final bid per share to the initial bid per share. Minority Buyout Premium Analysis 44

CONFIDENTIAL Minority Buyout Premium Analysis Stock Transactions Final Exch. Ratio Inside Pre-Ann. Initial Initial Premium Final Premium over Percent Ownership Aggregate Consid.
Date of Implied Exch. Bid over Implied Bid Implied Exch. Increase in before the for Amt. Acq’d. Target Eq./ Acceptance Ann. Effective Target Acquiror Ratioa Exch. Ratio Exch. Ratiob Exch. Ratio Ratioc Offerd Transaction (000s) Acq. Eq. Value Rate
1 06-Oct-03 e Dec-03 UGC Europe UnitedGlobalCom 8.20x 9.00x 9.8% 10.30x 25.6% 14.4% 67% $1,320,246 98% NA 2 23-May-03 Sep-03 Fidelity National Info. Solutions Fidelity National Financial 0.52 0.64 24.1% 0.64 24.1% 0.0% 66% 391,891 15% 86% 3 10-Apr-03 f Jun-03 Hotels.com Interactive Corp 1.68 1.81 7.5% 2.40 42.8% 32.9% 68% 1,237,180 19% 85% 4 19-Mar-03 f Aug-03 Expedia Interactive Corp 1.25 1.35 7.5% 1.93 53.8% 43.0% 61% 3,636,000 30% 73% 5 10-Oct-02 f Jan-03 Ticketmaster Interactive Corp 0.75 0.81 7.5% 0.94 24.6% 15.9% 62% 841,051 24% 94% 6 20-Aug-02 Oct-02 Pure Resources Union Oil of California 0.51 0.65 27.0% 0.74 44.0% 13.4% 58% 456,390 11% 83% 7 15-Feb-02 Jun-02 NRG Energy Xcel Energy 0.42 0.48 15.0% 0.50 18.7% 3.2% 73% 672,556 24% 95% 8 04-Feb-02 Mar-02 Intimate Brands Limited 0.99 1.05 6.1% 1.10 11.6% 5.2% 84% 1,644,700 95% 88% 9 07-Nov-01 Jan-02 Aquila (Utilicorp United) UtiliCorp United 0.60 0.69 15.0% 0.69 15.1% 0.0% 80% 414,174 44% 100% 10 04-Oct-01 Dec-01 TyCom Tyco International Ltd. 0.20 0.30 48.0% 0.31 54.7% 4.6% 89% 856,407 5% 100% 11 15-Aug-00 Feb-01 Infinity Broadcasting Corp Viacom Entertainment 0.50 0.56 13.6% 0.59 19.2% 5.0% 64% 13,649,043 36% 95% 12 31-Jan-03 g Jun-00 Thermo Instrument Systems Thermo Electron 0.83 0.85 2.3% 0.85 2.3% 0.0% 70% 832,000 63% 50% 13 31-Jan-00 Jun-00 Thermedics Thermo Electron 0.38 0.45 19.2% 0.45 19.2% 0.0% 66% 169,000 10% 75% STOCK DEALS Mean 16.1% 27.5% 10.3% 70% 31% 85% 12 Median 14.3% 21.7% 4.8% 67% 24% 87% High 48.0% 54.7% 43.0% 89% 95% 100% Low 2.3% 2.3% 0.0% 58% 5% 50%
(a) Pre-announcement implied exchange ratio calculated as the target’s last published closing price prior to the announcement of the initial exchange ratio divided by the acquiror’s last published closing price prior to the announcement of the initial exchange ratio.
(b) Initial premium over implied exchange ratio compares the initial bid exchange ratio to the pre-announcement implied exchange ratio.
(c) Final exchange ratio premium over implied exchange ratio compares the final exchange ratio to the pre-announcement implied exchange ratio.
(d) Percent increase in offer compares the final exchange ratio to the initial bid exchange ratio.
(e) Final bid per Peter revised proposal of 10.3 Peter shares per Scott share per 12-Nov-2003 press release. Based on 12-Nov-2003 share price. Included for comparison purposes only. Not included in mean, median, high and low calculations.
(f) On 3-Jun-2002, USAInteractive (“USAI” now InterActiveCorp) launched a tender offer for the remaining publicly traded shares of Expedia, Hotels.com and Ticketmaster.com. The exchange ratio for each of the offers represented a 7.5% premium to each of the 31-May-2002 closing stock prices of Expedia, Hotels.com and Ticketmaster.com, respectively. On 5-Jun-2002, USAI announced that, due to market reaction, it would not commence any of the exchange offers and that it did not have any intention at that time to increase any of the exchange ratios applicable to the exchange offers. USAI, however, affirmed its intention to unify USAI with its majority owned public subsidiaries and announced that it would work with the special committee formed by the respective boards of directors to discuss possible alternative transaction structures to accomplish its goals. For the purposes of this analysis, the initial premium is shown as of 3-Jun-2002 and the final premium is shown as of the date of announcement of the respective privately negotiated transactions.
(g) Based on 8-Mar-2000 announcement of exact exchange ratio of 0.85x Thermo Electron Shares. Minority Buyout Premium Analysis 45